Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-40480) and the Registration Statement on Form S-3 (File No. 333-80489) of FX Energy, Inc. and subsidiaries of our report, which includes a going concern explanatory paragraph, dated March 13, 2002 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
April 12, 2002